UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:	July 3, 2006
(Date of earliest event reported)	(June 27, 2006)

Multimedia Games, Inc.

(Exact name of Registrant as Specified in its Charter)

001-14551

(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Rd., Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2006, MGAM Systems, Inc. and Megabingo, Inc. (together, the “Subsidiaries”), each a Delaware corporation and wholly-owned subsidiary of Multimedia Games, Inc., a Texas corporation (“Multimedia Games”), entered into a First Amendment (the “Amendment”) to that certain Amended and Restated Loan Agreement dated as of November 16, 2005, by and between the Subsidiaries and Comerica Bank (the “Bank” and such agreement, the “Loan Agreement”).

The Amendment amends the Loan Agreement to, among other things, increase the amount of the revolving line of credit thereunder from $15,000,000 to $25,000,000 and to add an additional reducing, revolving line of credit thereunder of up to $9,500,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	First Amendment to Amended and Restated Loan and Security Agreement entered into as of June 27, 2006 by and between Comerica Bank and MGAM Systems, Inc., a Delaware corporation, and Megabingo, Inc., a Delaware corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES, INC.

Dated:	July 3, 2006	By:	/s/ Clifton E. Lind
Clifton E. Lind
Chief Executive Officer
(Principal Executive Officer)